UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT
              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

                           May 2, 2005
           Date of Report (Date of earliest event reported)

                     Certified Services, Inc.
          (Exact name of Registrant as specified in charter)

	Nevada                 0-31527	               88-0444079
(State or other jurisdiction  (Commission File     (IRS. Employer
       of incorporation)        Number)         Identification No)


5101 N.W. 21st Avenue, Suite 350, Fort Lauderdale, Florida 33309
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code: (954)677-0202

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Item 2.03  Creation of Direct Financial Obligation.

On May 2, 2005, pursuant to an order of the Circuit Court of the Second Judicial Circuit in and for Leon County, Florida, one of our principal subsidiaries, Certified HR Services Company, Inc. ("Certified HR"), became obligated to deposit cash collateral in the amount of $2,737,067 to fund its ultimate workplace claims liabilities as of December 31, 2004 (the "Judgment"), as calculated by the receiver for Union American Insurance Company, Certified HR's former workers compensation carrier in the state of Florida. On May 6, 2005 the receiver utilized the Judgment to freeze one of Certified HR's principal bank disbursement accounts. It is uncertain how much of the Judgment will be satisfied from this action, but we anticipate that the balance will be not less than $2.0 million.

                         SIGNATURES

	Pursuant to the requirements of the Securities Exchange
Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 11, 2005

				CERTIFIED SERVICES, INC.

			       	By: /s/ Anthony Russo
				Name: 	Anthony Russo
				Title:  Chief Financial Officer


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